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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated December 14, 2001, accompanying the consolidated financial statements and schedule included in the Annual Report of Alpha Technologies Group, Inc. on Form 10-K for the year ended October 28, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of Alpha Technologies Group, Inc. on Forms S-8 (File No. 33-11627, effective January 29, 1987, File No. 33-17359, effective September 28, 1987, File No. 33-20706, effective March 17, 1988, File No. 33-29636, effective June 30, 1989, File No. 33-48663, effective June 23, 1992, File No. 333-03001, effective April 30, 1996 and File No. 333-61708, effective May 25, 2001) and on Form S-3 (File No. 333-10311, effective August 16, 1996).

                                          /s/ GRANT THORNTON LLP

GRANT THORNTON LLP
Houston, Texas
February 11, 2002